Real Estate Owned


           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                DECEMBER 31, 2000
---------------------------------------------------------------------------------------------

                                        Intial Costs to the Partnership
                                 --------------------------------------------        Costs
                                                                                  Capitalized
                                                                   Building &     Subsequent to
Description                      Encumbrances         Land        Improvements     Acquisition
-----------                      ------------         ----        ------------     -----------
Properties:

Office Building
Lisle, IL                            None          1,780,000       15,743,881        4,743,541

Garden Apartments
Atlanta, GA                          None          3,631,212       11,168,904          867,238 (b)

Retail Shopping Center
Roswell, GA                          None          9,454,622       21,513,677        1,564,753

Office Building
Morristown, NJ                       None          2,868,660       12,958,451        4,646,664

Office/Warehouse
Bolingbrook, IL                      None          1,373,199        7,302,518          337,121

Garden Apartments
Raleigh, NC                          None          1,623,146       14,135,553           88,761

Office Building
Brentwood, TN                        None          1,797,000        6,588,451        1,272,336

Office Park
Oakbrook Terrace, IL                 None          1,313,310       11,316,883          391,058

Office Building
Beaverton, OR                        None            816,415        9,897,307          511,318

Industrial Building
Salt Lake City, UT                   None            582,457        4,805,676          252,576

Industrial Building
Aurora, CO                           None          1,338,175        7,202,411        1,590,772

Office Complex
Brentwood, TN                        None          2,425,000        7,063,755          120,378

                                              --------------     ------------     ------------
                                                  29,003,196      129,697,467       16,386,516
                                              ==============     ============     ============


           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                DECEMBER 31, 2000
----------------------------------------------------------------------------------------------------------------------------------
                                                                      Gross Amount at Which
                                                                     Carried at Close of Year
                                  -----------------------------------------------------------------------------------------------
                                                 Building &          2000                                Year of           Date
Description                       Land         Improvements         Sales       Total (a)(b)(c)       Construction       Acquired
-----------                       ----         ------------         -----       ---------------       ------------       --------
Properties:

Office Building
Lisle, IL                       1,780,000        20,487,422                        22,267,422             1985          Apr., 1988

Garden Apartments
Atlanta, GA                     3,631,212        12,036,142                        15,667,354             1987          Apr., 1988

Retail Shopping Center
Roswell, GA                     9,500,725        23,032,328                        32,533,052             1988          Jan., 1989

Office Building
Morristown, NJ                  2,868,660        17,605,115     (20,473,775)               (0)            1981          Aug., 1988

Office/Warehouse
Bolingbrook, IL                 1,373,199         7,639,639                         9,012,838             1989          Feb., 1990

Garden Apartments
Raleigh, NC                     1,623,146        14,224,314                        15,847,460             1995          Jun., 1995

Office Building
Brentwood, TN                   1,797,377         7,860,410                         9,657,787             1982          Oct., 1995

Office Park
Oakbrook Terrace, IL            1,313,821        11,707,430                        13,021,251             1988          Dec., 1995

Office Building
Beaverton, OR                     844,751        10,380,289                        11,225,040             1995          Dec., 1996

Industrial Building
Salt Lake City, UT                702,323         4,938,386                         5,640,709             1997          Jul., 1997

Industrial Building
Aurora, CO                      1,415,159         8,716,199                        10,131,358             1997          Sep., 1997

Office Complex
Brentwood, TN                   2,453,117         7,156,016                         9,609,133             1987          Oct., 1997

                             ------------     -------------    ------------     -------------
                               29,303,489       145,783,690     (20,473,775)      154,613,404
                             ============     =============    ============     =============

                                        2000            1999           1998
                                   ------------    ------------    ------------

(a) Balance at beginning of year    172,606,825     170,045,055     201,670,248
      Additions:
       Acquistions                            0               0               0
       Improvements, etc.             2,480,354       2,561,770       5,827,888
      Deletions:
       Sale                         (20,473,775)              0     (37,453,081)
                                   ------------    ------------    ------------
    Balance at end of year          154,613,404     172,606,825     170,045,055
                                   ============    ============    ============

(b) Net of $1,000,000 settlement received from lawsuit.

                             Interest in Properties

           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                DECEMBER 31, 2000
---------------------------------------------------------------------------------------------

                                        Intial Costs to the Partnership
                                 --------------------------------------------        Costs
                                                                                  Capitalized
                                 Encumbrances                      Building &     Subsequent to
Description                      at 12/31/00          Land        Improvements     Acquisition
-----------                      ------------         ----        ------------     -----------
Interest in Properties:

Garden Apartments
Jacksonville, FL                  10,092,355           2,750,000      14,650,743       1,734,803

Retail Shopping Center
Kansas City MO and KS*            15,597,146           5,710,916      15,211,504         660,508


                                 -----------        ------------    ------------      ----------
                                  25,689,500           8,460,916      29,862,247       2,395,311
                                 ===========        ============    ============      ==========

           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                DECEMBER 31, 2000
----------------------------------------------------------------------------------------------------------------------------------
                                                                      Gross Amount at Which
                                                                     Carried at Close of Year
                                  -----------------------------------------------------------------------------------------------
                                                 Building &        2000                                Year of           Date
Description                        Land         Improvements       Sales       Total (a)(b)(c)       Construction       Acquired
-----------                        ----         ------------       -----       ---------------       ------------       --------
Interest in Properties:

Garden Apartments
Jacksonville, FL               2,750,000        16,385,546                        19,135,546               1973         Sept., 1999

Retail Shopping Center
Kansas City MO and KS*         5,637,699        15,406,191                        21,043,890         Various Ranging    Sept., 1999
                                                                                                     From 1972-1992
                               ---------      ------------        -------        -----------
                               8,387,699        31,791,737              0         40,179,436
                               =========      ============        =======        ===========



                                             2000         1999          1998
                                          -----------   ----------     --------

(a) Balance at beginning of year           22,587,869             0            0
      Additions:
       Acquistions                                  0    38,556,018            0
       Improvements, etc.                   2,162,457             0            0
      Deletions:
       Sale                                         0             0            0

    Encumbrances on Joint Ventures
      accounted for by the equity method      371,003   (15,968,149)           0

                                          -----------   -----------    ---------
    Balance at end of year                 25,121,329    22,587,869            0
                                          ===========   ===========    =========



* Partnership interest accounted for by the equity method.